UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2015

SINO MERCURY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36592	46-5234036
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

China Offices

7/F Metropolis Tower,

No.2 Dongsan Street, Zhongguancun Xi Zone

Haidian District, Beijing, 100080, China

United States Offices

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices)

In China: (86)10-6260 2461

In the United States: (646) 480-9882

(Issuer’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On October 20, 2015, Sino Mercury Acquisition Corp. (the “Company”) held a special meeting of its stockholders in lieu of an annual meeting (the “Meeting”). At the Meeting, the Company’s stockholders considered the following proposals:

1.            A proposal to adopt the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015 and amended on May 5, 2015, by and among the Company, Wins Finance Holdings Inc., a wholly owned subsidiary of the Company (“Holdco”), Wins Finance Group Ltd. (“WFG”) and the shareholders of WFG, which, among other things, provides for (a) the merger of the Company with and into Holdco, with Holdco surviving the merger and (b) an exchange by the shareholders of WFG of 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco, and to approve the business combination contemplated by the Merger Agreement. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,187,670	64,142	0	0

In connection with this vote, the holders of 1,012,379 shares of the Company’s common stock properly exercised their right to convert their shares into cash at a conversion price of $10.00 per share, for an aggregate conversion amount of $10,123,790, in connection with the completion of the transactions.

2.            A proposal to approve the following differences between the constitutional documents of Holdco to be in effect following the transactions and the current amended and restated certificate of incorporation of Sino:

a.             The name of the new public entity will be “Wins Finance Holdings Inc.” as opposed to “Sino Mercury Acquisition Corp.” The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,185,670	62,515	3,627	0

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b.             Holdco will have 100,000,000 authorized ordinary shares and 1,000,000 authorized preferred shares, as opposed to the Company having 25,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,185,519	62,666	3,627	0

c.             Holdco’s corporate existence will be perpetual as opposed to the Company’s corporate existence terminating if a business combination is not consummated by the Company within a specified period of time. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,185,670	62,515	3,627	0

d.             Holdco’s amended and restated memorandum and articles of association will not include the various provisions applicable only to specified purpose acquisition corporations that the Company’s amended and restated certificate of incorporation contains. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,185,670	62,515	3,627	0

3.            A proposal to approve the Holdco 2015 Long-Term Incentive Equity Plan, which authorizes the award of share-based incentives in order to attract, retain, motivate, and reward certain key employees, officers, directors, and consultants of Holdco. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
5,185,119	63,066	3,627	0

Because the proposal to adopt the Merger Agreement and to approve the business combination contemplated by the Merger Agreement was approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Meeting.

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Item 7.01.       Regulation FD Disclosure.

On October 21, 2015, the Company issued a press release announcing that it had completed the business combination with WFG as contemplated by the Merger Agreement. The press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including the exhibit relating thereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including the exhibit relating thereto, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2015

SINO MERCURY ACQUISITION CORP.

By:	/s/ Jianming Hao
	Name:	Jianming Hao
	Title:	Executive Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release.

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